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                           CERTIFICATE OF INCORPORATION

                                       OF

                                  MicroBio Inc.



              The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

             FIRST: The name of the corporation (hereinafter called the "corporation") is MicroBio Inc.

            SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

            THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

             FOURTH: The total number of shares of stock which the corporation shall have authority to issue is ten million. The par value of each of such shares is one mill. All such shares are of one class and are shares of Common Stock.

             FIFTH: The name and the mailing address of the incorporator are as follows:

        NAME                                  MAILING ADDRESS

Athena Amaxas                              15 Columbus Circle
                                           New York, N.Y. 10023-7773

             SIXTH:  The corporation is to have perpetual existence.

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             SEVENTH: Whenever a compromise or arrangement is proposed
between this corporation and its creditors or any class of them and/ or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of ss 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of ss 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

              EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                 2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of ss 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of ss 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the

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     corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                 3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of ss 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

            NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of ss 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

            TENTH: The corporation shall, to the fullest extent permitted by the provisions of ss 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employer, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

             ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.


Signed on May 17,1993                          (signature here)
                                                 Incorporator

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                                                   STATE OF DELAWARE
                                                  SECRETARY OF STATE
                                                 DIVISION OF CORPORATIONS
                                                 FILED 09:00 am 11/13/1995
                                                  950262145 - 2336746

                           CERTIFICATE OF AMENDMENT
                                   OF THE
                        CERTIFICATE OF INCORPORATION
                                     OF
                                MICROBIO INC.


           Pursuant to Section 242 of the General Corporation Law the undersigned, Steve H. Kanzer, the President of Microbio Inc. (the
"corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY
THAT:
           1.      The name of the corporation is MICROBIO INC.

           2. The Certificate of Incorporation of the corporation is hereby amended as follows:
                         A.     Article FIRST of the Certificate of
Incorporation is deleted in its entirety and replaced by the following new paragraph:

                         The name of the Corporation  (hereinafter called the
"corporation") is Alpha 1 Acquisition Corp.
                       B. Article FOURTH of the Certificate of Incorporation is deleted in its entirety and there shall be substituted therefor the following new paragraph:
          (a) Authorization. The total number of shares of all classes of stock which the corporation shall have authority to issue is 70,000,000 consisting of 20,000,000 shares of Preferred Stock, per value $.001 per share (the "Preferred


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Stock"), and 50,000,000 shares of Common Stock, par value $.001 per share
(the "Common Stock").
          (b)       Designation of Preferred Stock. The Board of
Directors of the corporation (the "Board of Directors") is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:
                   (1) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;
                   (2) whether the shares of such series shall have voting rights or powers in addition to any voting rights required by law and, if so, the terms of such voting rights or powers, which may be full or limited;
                   (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any series of stock of any other class or series;

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                    (4) whether the shares of such class or series shall be
subject to redemption by the corporation, and, if so, the times, prices and other conditions of such redemption;
                    (5) the amount or amounts payable with respect to shares of such class or series upon, and the rights of the holders of such class or series, in the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;
                    (6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;
                    (7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or series of any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;
                    (8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other

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acquisition by the corporation of the Common Stock or shares of stock of any other class or series;

                   (9) the conditions or restrictions, if any, to be effective, while any shares of such class or series are outstanding upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other class or series; and

                  (10) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

     The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock so designated pursuant to this Article Fourth (b).

     3. By unanimous written consent of the Board of Directors of the corporation in lieu of a meeting pursuant to Section 141 of the General Corporation Law of the State of

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Delaware, resolutions were duly adopted setting forth the foregoing amendment to the Certificate of Incorporation, declaring said amendment to be advisable and seeking the written consent of stockholders of the corporation to such amendment.

    4. Said amendment was duly adopted by written consent of the stockholders of the corporation in lieu of a meeting in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware by a majority in voting power of the shares of the capital stock of the corporation's stockholders and written notice of such action has been given to the corporation's stockholders who have not given their consent thereto; and said amendment was duly adopted in accordance with Sections
228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Board of Directors of MicroBio Inc. has caused this Certificate to be signed by Steve H. Kanzer, its President.

                                  MICROBIO INC.

                                  By: /s/ Steve Kanzer
                                     _______________________
                                      President



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